UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2011

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, SC	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2011 (the “Closing Date”) the registrant and its Swiss subsidiary, 3D Systems SA (“3D Switzerland”), acquired certain assets from Huntsman Advanced Materials Americas LLC (“Huntsman U.S.”) and Huntsman Advanced Materials (Switzerland) GmbH (“Huntsman Switzerland”), subsidiaries of Huntsman Corporation (including its consolidated subsidiaries, “Huntsman”).  These assets included Huntsman’s RenShape® stereolithography print materials and its Digitalis® rapid manufacturing 3D printer product line.  The acquisition of the print materials complements the registrant’s print materials product offering while the acquisition of the 3D printer product line adds an additional print engine to the registrant’s printer family.  This asset acquisition also expands the registrant’s intellectual property portfolio in both 3D printer and materials technology.  The acquisition of these assets was consummated pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of November 1, 2011, by and among the registrant and 3D Switzerland as the buyers (the “Buyers”) and Huntsman U.S. and Huntsman Switzerland as the sellers (the “Sellers”).  Neither of the Sellers was a party to any relationship or transaction with the registrant, any director or officer of the registrant or any associate of any such director or officer prior to the acquisition.  In accordance with the Asset Purchase Agreement, on the Closing Date, the Buyers paid a purchase price to the Sellers of $41 million in cash.  The purchase price was paid from the registrant’s available consolidated cash and cash equivalents.

The board of directors of the registrant approved the acquisition.

The Asset Purchase Agreement contains customary covenants, representations and warranties.  The Sellers have agreed to non-competition and non-solicitation obligations relating to product line customers and suppliers that will be effective until November 1, 2016.

The Sellers agreed, jointly and severally, in the Asset Purchase Agreement to indemnify the Buyers and their affiliates against losses suffered by the Buyers and/or their affiliates resulting from, among other things, a breach of any representation or warranty made by the Sellers in the Asset Purchase Agreement and certain other breaches or failures to perform under the Asset Purchase Agreement, subject to certain de minimis, deductible, maximum liability and time limitations.

The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of the Asset Purchase Agreement and were solely for the benefit of the parties to the Asset Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Asset Purchase Agreement.  The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality or knowledge applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely upon the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Sellers, the registrant, 3D Switzerland or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the registrant’s public disclosures.

The foregoing description of certain terms of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.01.

The registrant determined that as a result of this transaction, it was not required to file financial statements of businesses acquired or pro forma financial information pursuant to the requirements of Item 9.01 of Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On November 1, 2011, the registrant issued a press release announcing its acquisition of Huntsman’s RenShape® sterolithography print materials and Digitalis® rapid manufacturing 3D printer product line.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information in this Current Report on Form 8-K under this Item 7.01, as well as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.  The furnishing of this report is not intended to constitute a determination by the registrant that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits.

2.1	Asset Purchase Agreement, dated November 1, 2011, by and among 3D Systems, Inc., 3D Systems SA, Huntsman Advanced Materials Americas LLC and Huntsman Advanced Materials (Switzerland) GmbH

99.1	Press Release dated November 1, 2011 regarding acquisition of certain Huntsman assets

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: November 1, 2011
/s/ ROBERT M. GRACE, JR.
(Signature)

Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Asset Purchase Agreement, dated November 1, 2011, by and among 3D Systems, Inc., 3D Systems SA, Huntsman Advanced Materials Americas LLC and Huntsman Advanced Materials (Switzerland) GmbH
99.1	Press Release dated November 1, 2011 regarding acquisition of certain Huntsman assets